                                                                    EXHIBIT 4.10

           UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW
YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR
PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR
SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY
PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN
WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH
SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE
LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE
INDENTURE REFERRED TO ON THE REVERSE HEREOF.

           UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE
OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER
(AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF
THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE
WITH RULE 144A THEREUNDER.

           THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A
TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE
TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY
U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.
TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE
SECURITIES ACT.

           EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS
TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN
THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN
INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND
CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY
DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(b)(2) OF
REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM
REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED
EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A
TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING
SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN
THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR
TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION
IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III)
PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN
EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES
LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY
REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE
RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

           AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL
INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR
INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN
CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND
(2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE
TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE
EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A
PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL
BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS
OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION
MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE
SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

           BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY MAY BE
TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE
REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE
40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO
THE TRUSTEE A WRITTEN CERTIFICATE (IN

THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING
MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF
AVAILABLE).

           IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE
REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH
TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH
THE FOREGOING RESTRICTIONS.

No. 002                                                              $ 3,685,000
                                                           CUSIP No. U20608 AB 8
                                                           ISIN No. USU20608AB87

                         COOPER-STANDARD AUTOMOTIVE INC.
                    8 3/8% Senior Subordinated Notes due 2014

           Cooper-Standard Automotive Inc., an Ohio corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of the amount listed on the Schedule of Increases or Decreases in Global Security attached hereto on
December 15, 2014.

           Interest Payment Dates: June 15 and December 15.

           Record Dates: June 1 and December 1.

           Additional provisions of this Security are set forth on the other side of this Security.

                            [Signature page follows]

Dated:

                                             COOPER-STANDARD AUTOMOTIVE INC.,

                                             By:
                                                 ------------------------------
                                                 Name:
                                                 Title:

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

WILMINGTON TRUST COMPANY,
    as Trustee, certifies
        that this is one of
        the Securities referred
        to in the Indenture.

By
   ----------------------------------
   Authorized Signatory

                    8 3/8% Senior Subordinated Note due 2014

1.         Interest
           --------

           Cooper-Standard Automotive Inc., an Ohio corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights
Agreement) occurs, additional interest will accrue on this Security at a rate of
0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The
Company will pay interest semiannually on June 15 and December 15 of each year, commencing June 15, 2005. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 23, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.         Method of Payment
           -----------------

           The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the June 1 or December 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal (and premium, if any)
and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the
Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Security (including principal, premium and interest)
by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security may be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United
States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.         Paying Agent and Registrar
           --------------------------

           Initially, Wilmington Trust Company, a Delaware banking corporation
(the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The
Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.         Indenture
           ---------

           The Company issued the Securities under an Indenture dated as of
December 23, 2004 ("Indenture"), among the Company, Parent, the Subsidiary
Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust
Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities include all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

           The Securities are general unsecured obligations of the Company. The
Company shall be entitled, subject to its compliance with Section 4.03 of the
Indenture, to issue Additional Securities pursuant to Section 2.13 of the
Indenture. The Initial Securities issued on the Issue Date, any Additional
Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the
Indenture. The Indenture contains covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness;
pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; transfer or sell assets;
guarantee indebtedness; restrict dividends or other payments of subsidiaries;
and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5.         Optional Redemption
           -------------------

           Except as set forth below, the Company shall not be entitled to redeem the Securities.

           On and after December 15, 2009, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 15th of the years set forth below:

                                                    Redemption
                    Period                             Price
                    ------                          ----------
                    2009                            104.18750%
                    2010                            102.79167%
                    2011                            101.39583%
                    2012 and thereafter             100.00000%

           In addition, prior to December 15, 2007, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes
Additional Securities, if any) originally issued at a redemption price
(expressed as a percentage of principal amount) of 108.375%, plus accrued and unpaid interest to

the redemption date, with the net cash proceeds from one or more Equity
Offerings (provided that, if the Equity Offering is an offering by Parent, a portion of the net cash proceeds thereof equal to the amount required to redeem any such Securities is contributed to the equity capital of the Company or used to acquire Capital Stock of the Company (other than Disqualified Stock) from the
Company); provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than
Securities held, directly or indirectly, by the Company or its Affiliates); and
(2) each such redemption occurs within 90 days after the date of the related
Equity Offering.

           Prior to December 15, 2009, the Company shall be entitled at its option to redeem all or any portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable
Premium as of, and any accrued and unpaid interest to, the redemption date
(subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

6.         Notice of Redemption
           --------------------

           Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than
$1,000 principal amount may be redeemed in part but only in whole multiples of
$1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.         Put Provisions
           --------------

           Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the
Securities to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.         Guaranty
           --------

           The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of the Guarantors to the extent set forth in the Indenture.

9.         Subordination
           -------------

           The Securities are subordinated to Senior Indebtedness of the Company and the Guarantors on the terms and subject to the conditions set forth in the
Indenture. To the extent

provided in the Indenture, Senior Indebtedness must be paid before the
Securities may be paid. The Company agrees, and each Securityholder by accepting a Security, agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10.        Denominations; Transfer; Exchange
           ---------------------------------

           The Securities are in registered form without coupons in
denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The
Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a
Security to be redeemed in part, the portion of the Security not to be redeemed)
or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.        Persons Deemed Owners
           ---------------------

           The registered Holder of this Security may be treated as the owner of it for all purposes.

12.        Unclaimed Money
           ---------------

           If money for the payment of principal (and premium, if any) or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.        Discharge and Defeasance
           ------------------------

           Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government
Obligations for the payment of principal (and premium, if any) and interest on the Securities to redemption or maturity, as the case may be.

14.        Amendment, Waiver
           -----------------

           Subject to certain exceptions set forth in the Indenture, (1) the
Indenture and the Securities may be amended with the written consent of the
Holders of at least a majority in principal amount outstanding of the Securities and (2) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, Parent, the Subsidiary
Guarantors and the Trustee shall be entitled to amend the Indenture or the
Securities (i) to cure any ambiguity, omission, defect, mistake or inconsistency, (ii) to comply with Article 5 of the Indenture, (iii) to provide for

uncertificated Securities in addition to or in place of certificated Securities,
(iv) to add guarantees with respect to the Securities, including Subsidiary
Guaranties, (v) to secure the Securities, (vi) to add additional covenants or surrender rights and powers conferred on the Company, Parent or the Subsidiary
Guarantors, (vii) to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, (viii) to make any change that does not adversely affect the rights of any Securityholder, or (ix) to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Securities.

15.        Defaults and Remedies
           ---------------------

           Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company, Parent or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d)
certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated
(or so unpaid) exceeds $17.5 million; (e) certain events of bankruptcy or insolvency with respect to the Company, Parent and any Significant Subsidiaries;
(f) certain judgments or decrees for the payment of money in excess of $17.5 million and (g) certain defaults with respect to the Parent Guaranty or any
Subsidiary Guaranty. If an Event of Default occurs and is continuing, the
Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the
Securities being due and payable immediately upon the occurrence of such Events of Default.

           Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the
Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.        Trustee Dealings with the Company
           ---------------------------------

           Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.        No Recourse Against Others
           --------------------------

           A director, officer, employee, incorporator or stockholder, as such, of the Company or any Guarantor or the Trustee shall not have any liability for any obligations of the Com-

pany or any Guarantor under the Securities, the Indenture, any Guaranty or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.        Authentication
           --------------

           This Security shall not be valid until an authorized signatory of the
Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.        Abbreviations
           -------------

           Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.        CUSIP Numbers
           -------------

           Pursuant to a recommendation promulgated by the Committee on Uniform
Security Identification Procedures the Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and
ISIN numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.        Holders' Compliance with Registration Rights Agreement
           ------------------------------------------------------

           Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

22.        Governing Law
           -------------

           THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,
THE LAWS OF THE STATE OF NEW YORK.

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

---------------------------------------------------------
  (Print or type assignee's name, address and zip code)
---------------------------------------------------------
      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                        agent to transfer this Security
on the books of the Company.  The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                         Your Signature:
      ------------------                      ----------------------------
--------------------------------------------------------------------------------

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule
144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         to the Company; or

         (1) pursuant to an effective registration statement under the
             Securities Act of 1933; or

         (2) inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (3) outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with
             Rule 904 under the Securities Act of 1933; or

         (4) pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

             Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof;
             provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the
             Securities, such legal opinions, certifications and other
             information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the
             Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                                  ------------------------------
                                                  Signature

Signature Guarantee:

--------------------------------------            ------------------------------
Signature must be guaranteed                      Signature

            Signatures must be guaranteed by an "eligible guarantor institution"
meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or
such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the
Securities Exchange Act of 1934, as amended.

--------------------------------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a
"qualified institutional buyer" within the meaning of Rule 144A under the
Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
                                  ----------------------------------------------
                                  Notice: To be executed by an executive officer

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The initial principal amount of this Global Security is
$3,685,000. The following increases or decreases in this Global Security have been made:

                                                                         Principal            Signature of
                           Amount of              Amount of           amount of this           authorized
                          decrease in            increase in          Global Security          officer of
                           principal              principal           following such           Trustee or
    Date of             amount of this         amount of this           decrease or            Securities
   Exchange             Global Security        Global Security           increase)              Custodian
--------------       --------------------    -------------------    ------------------     -------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.09 (Change of Control) of the
Indenture, check the box:

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.09 (Change of Control) of
the Indenture, state the amount in principal amount: ($1,000 or an integral
multiple thereof): $[   ]

Dated:                                Your Signature:
       ------------------------                       --------------------------
                                      (Sign exactly as your name appears on the
                                      other side of this Security.)

Signature Guarantee:
                     -----------------------------------------------------------
                                    (Signature must be guaranteed)

         Signatures must be guaranteed by an "eligible guarantor institution"
meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or
such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the
Securities Exchange Act of 1934, as amended.